EXHIBIT 99.3

                         PURCHASE AND SALE AGREEMENT

                                   BETWEEN

                        CARRINGTON LABORATORIES, INC.,
                                  AS SELLER

                                     AND

                      RAINIER CAPITAL MANAGEMENT, L.P.,
                                 AS PURCHASER

                           DATED:  OCTOBER 20, 2005



                CARRINGTON LABORATORIES HEADQUARTERS FACILITY
                            2001 WALNUT HILL LANE
                                IRVING, TEXAS

 TABLE OF CONTENTS
 -----------------

                                                                     Page No.
                                                                     --------
                                  ARTICLE 1
                              BASIC INFORMATION
 1.1    Certain Basic Terms ....................................         1
 1.2    Closing Costs ..........................................         3
 1.3    Notice Addresses: ......................................         3

                                  ARTICLE 2
                                   PROPERTY
 2.1    Property ...............................................         4
 2.2    Intentionally Omitted ..................................         4

                                  ARTICLE 3
                                EARNEST MONEY
 3.1    Deposit and Investment of Earnest Money ................         4
 3.2    Independent Consideration ..............................         5
 3.3    Form; Failure to Deposit ...............................         5
 3.4    Disposition of Earnest Money ...........................         5

                                  ARTICLE 4
                                DUE DILIGENCE
 4.1    Due Diligence Materials To Be Delivered ................         5
 4.2    Physical Due Diligence .................................         6
 4.3    Due Diligence/Termination Right ........................         7
 4.4    Return of Documents and Reports ........................         7
 4.5    Service Contracts ......................................         7
 4.6    Proprietary Information; Confidentiality ...............         7
 4.7    No Representation or Warranty by Seller ................         8
 4.8    Purchaser's Responsibilities ...........................         8
 4.9    Purchaser's Agreement to Indemnify .....................         8
 4.10   Environmental Studies ..................................         8

                                  ARTICLE 5
                               TITLE AND SURVEY
 5.1    Title Commitment ......................................          9
 5.2    Updated Survey ........................................          9
 5.3    Title Review ..........................................          9
 5.4    Delivery of Title Policy at Closing ...................          9
 5.5    Waiver of Requirement to Deliver Title Policy .........          9

                                  ARTICLE 6
                         OPERATIONS AND RISK OF LOSS
 6.1    Ongoing Operations ....................................         10
 6.2    Damage ................................................         10
 6.3    Condemnation ..........................................         11

                                  ARTICLE 7
                                   CLOSING
 7.1    Closing ...............................................         11
 7.2    Conditions to Parties' Obligation to Close ............         11
 7.3    Seller's Deliveries in Escrow .........................         12
 7.4    Purchaser's Deliveries in Escrow ......................         13
 7.5    Closing Statements ....................................         13
 7.6    Purchase Price ........................................         13
 7.7    Possession ............................................         13
 7.8    Delivery of Books and Records .........................         13
 7.9    Intentionally Omitted .................................         14
 7.10   Purchaser's Assignees .................................         14

                                  ARTICLE 8
                      PRORATIONS, DEPOSITS, COMMISSIONS
 8.1    Prorations ............................................         14
 8.2    Intentionally Omitted .................................         14
 8.3    Closing Costs .........................................         14
 8.4    Final Adjustment After Closing ........................         14
 8.5    Intentionally Omitted .................................         15
 8.6    Commissions ...........................................         15

                                  ARTICLE 9
                        REPRESENTATIONS AND WARRANTIES
 9.1    Seller's Representations and Warranties ...............         15
 9.2    Purchaser's Representations and Warranties ............         16
 9.3    Survival of Representations and Warranties ............         17

                                  ARTICLE 10
                             DEFAULT AND REMEDIES
 10.1   Seller's Remedies .....................................         17
 10.2   Purchaser's Remedies ..................................         18
 10.3   Attorneys' Fees .......................................         18
 10.4   Other Expenses ........................................         18

                                  ARTICLE 11
                      DISCLAIMERS, RELEASE AND INDEMNITY
 11.1   Disclaimers By Seller .................................         18
 11.2   Sale "As Is, Where Is." ...............................         19
 11.3   Seller Released from Liability ........................         20
 11.4   "Hazardous Materials" Defined .........................         21
 11.5   Intentionally Omitted .................................         21
 11.6   Survival ..............................................         21

                                  ARTICLE 12
                                    LEASE
 12.1   Lease as a Condition Precedent ........................         21

                                  ARTICLE 13
                                MISCELLANEOUS
 13.1   Parties Bound; Assignment .............................         26
 13.2   Headings ..............................................         26
 13.3   Invalidity and Waiver .................................         26
 13.4   Governing Law .........................................         26
 13.5   Survival ..............................................         26
 13.6   Entirety and Amendments ...............................         26
 13.7   Time ..................................................         26
 13.8   Confidentiality .......................................         27
 13.9   No Electronic Transactions ............................         27
 13.10  Notices ...............................................         27
 13.11  Construction ..........................................         27
 13.12  Calculation of Time Periods; Business Day .............         28
 13.13  Execution in Counterparts .............................         28
 13.14  No Recordation ........................................         28
 13.15  Further Assurances ....................................         28
 13.16  No Third Party Beneficiary ............................         28
 13.17  Reporting Person ......................................         28
 13.18  Intentionally Omitted .................................         28

                         PURCHASE AND SALE AGREEMENT
                         ---------------------------
         Carrington Laboratories Headquarters Facility, Irving, Texas


      This Purchase and Sale Agreement (this "Agreement") is made and entered into by and between Purchaser and Seller.

 RECITALS
 --------

      A.   Defined terms are indicated by  initial capital letters.   Defined
 terms shall have the meaning set forth herein, whether or not such terms are used before or after the definitions are set forth.

      B. Purchaser desires to purchase the Property and Seller desires to sell the Property, all upon the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the mutual terms, provisions, covenants and agreements set forth herein, as well as the sums to be paid by Purchaser to Seller, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Purchaser and Seller agree as follows:


                                  ARTICLE 1
                              BASIC INFORMATION
                              -----------------

      1.1     Certain Basic Terms
              -------------------

              The following defined terms shall have the meanings set forth below:

           1.1.1 Seller:                CARRINGTON LABORATORIES, INC, a Texas
                                        corporation

           1.1.2 Purchaser:             RAINIER CAPITAL MANAGEMENT, L.P., a
                                        Texas limited partnership

           1.1.3 Purchase Price:        $4,900,000.00

           1.1.4 Earnest Money:         $75,000.00 (the "Initial Earnest
                                        Money"), including interest thereon,
                                        to be deposited in accordance with
                                        Section 3.1 below.

           1.1.5 Title Company:         Republic Title of Texas, Inc.
                                        2626 Howell Street, 10th Floor
                                        Dallas, Texas 75204-4064
                                        Attn.:  Bo Feagin
                                        Telephone number: (214) 855-8888
                                        Facsimile number: (214) 855-8848
                                        E-mail: bfeagin@republictitle.com

           1.1.6 Escrow Agent:          Republic Title of Texas, Inc.
                                        2626 Howell Street, 10th Floor
                                        Dallas, Texas 75204-4064
                                        Attn.: Bo Feagin
                                        Telephone number: (214) 855-8888
                                        Facsimile number: (214) 855-8848
                                        E-mail: bfeagin@republictitle.com

           1.1.7 Broker:                Magellan Commercial Realty, Inc.
                                        Phil Baker

           1.1.8 Co-Broker              N/A

           1.1.9 Intentionally Omitted  Intentionally Omitted

           1.1.10 Effective Date:       That date which is the later to occur
                                        of (i) the date on which this
                                        Agreement is executed by the latter
                                        to sign of Purchaser or Seller, as
                                        indicated on the signature page of
                                        this Agreement and (ii) the date
                                        this Agreement is received and
                                        acknowledged by the Escrow Agent.
                                        If the execution date is left blank
                                        by either Purchaser or Seller, the
                                        Effective Date shall be the execution
                                        date inserted by the other party.

           1.1.11 Property Information  The date which is seven (7) days
                    Delivery Date:      after the Effective Date.

           1.1.12 Title Commitment      The date which is five (5) business
                    Delivery Date:      days after the Effective Date.

           1.1.13 Title and Survey      The period ending fifteen (15) days
                    Review Period:      after Purchaser's receipt of the
                                        initial Title Commitment and the copy
                                        of Seller's existing survey delivered
                                        to Purchaser under Section 4.1.5, but
                                        in any event not later than the
                                        expiration of the Inspection Period.

           1.1.14 Inspection Period:    The period beginning on the Effective
                                        Date and ending on that date which is
                                        thirty (30) days following the
                                        Effective Date.

           1.1.15 Closing Date:         That date which is thirty (30) days
                                        following the expiration of the
                                        Inspection Period.  Notwithstanding
                                        anything to the contrary contained
                                        herein, Purchaser shall have the
                                        right to extend the Closing Date by
                                        an additional thirty (30) days by
                                        furnishing Seller with written
                                        notice of the exercise of such
                                        extension right not later than ten
                                        (10) days prior to the Closing Date,
                                        and depositing the sum of $25,000.00
                                        as additional earnest money (the
                                        "Additional Earnest Money"), which
                                        Additional Earnest Money shall be
                                        applicable to the Purchase Price at
                                        Closing


      1.2     Closing Costs
              -------------

                Closing costs shall be allocated and paid as follows:

                       Cost                                 Responsible Party
 -----------------------------------------------------      -----------------
 Title Commitment required to be delivered pursuant              Seller
 to Section 5.1
 -----------------------------------------------------      -----------------
 Premium for standard form Title Policy required to              Seller
 be delivered pursuant to Section 5.4
 -----------------------------------------------------      -----------------
 Premium for any upgrade of Title Policy for extended          Purchaser
 or additional coverage and any endorsements to the
 Title Policy desired by Purchaser, any inspection
 fee charged by the Title Company, tax certificates,
 municipal and utility lien certificates, and any
 other Title Company charges
 -----------------------------------------------------      -----------------
 Costs of Survey and/or any revisions, modifications           Purchaser
 or re-certifications thereto
 -----------------------------------------------------      -----------------
 Costs for UCC Searches                                        Purchaser
 -----------------------------------------------------      -----------------
 Recording Fees                                                Purchaser
 -----------------------------------------------------      -----------------
 Any deed taxes, documentary stamps, transfer taxes,           Purchaser
 intangible taxes, mortgage taxes or other similar
 taxes, fees or assessments
 -----------------------------------------------------      -----------------
 Any escrow fee charged by Escrow Agent for holding          Purchaser 1/2
 the Earnest Money or conducting the Closing                   Seller 1/2
 -----------------------------------------------------      -----------------
 Real Estate Sales Commission to Broker                         Seller
 -----------------------------------------------------      -----------------
 All other closing costs, expenses, charges and fees,          Purchaser
 except that each party shall be responsible for the
 payment of their respective attorneys' fees
 -----------------------------------------------------      -----------------


      1.3     Notice Addresses:
              -----------------

      Purchaser: Rainier                  Copy to: Michael J.
              Capital Management, L.P.             Chaiken, Esq.
              13760 Noel Road                      Chaiken & Chaiken, P.C.
              Suite 800                            13355 Noel Road, Suite 600
              Dallas, Texas 75240                  Dallas, Texas 75240
              Attention: Richard Cole
              Telephone: 214-234-8200              Telephone: 214-265-0250
              Facsimile: 214-234-8201              Facsimile: 214-265-1537
              E-mail:                              E-mail:
              rcole@rainiercapital.com             mchaiken@chaikenlaw.com

      Seller: Carrington                  Copy to: Michael A.
              Laboratories, Inc.                   Krywucki, Esq.
              2001 Walnut Hill Lane                Munsch Hardt Kopf &
              Irving, Texas 75038                  Harr P.C.
              Attention: Carlton E.                1445 Ross Avenue,
              Turner                               Suite 4000
              Telephone:  972-518-1300             Dallas, Texas  75202
              Facsimile:  972-714-5040             Telephone: 214-855-7522
              E-mail:                              Facsimile: 214-978-4361
              cturner@carringtonlabs.com           E-mail:
                                                   mkrywucki@munsch.com


                                  ARTICLE 2
                                   PROPERTY
                                   --------

    2.1       Property.
              ---------

         Subject to the terms and conditions of this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the following property (collectively, the "Property"):

           2.1.1 Real Property. The land described in A hereto (the "Land"), together with all improvements located thereon ("Improvements"), all right, title and interest of Seller, if any, in and to the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in anywise appertaining thereto, and all right, title, and interest of Seller, if any, in and to all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining the Land (collectively, the "Real Property").

           2.1.2  Intentionally Omitted.

           2.1.3  Intentionally Omitted.

           2.1.4 Plans. All of Seller's right, title and interest, if any, in the plans and specifications and other architectural and engineering drawings for the Improvements, if any (to the extent assignable) (collectively, the "Plans").

           2.1.5  Intentionally Omitted.

           2.1.6 Allocation of Purchase Price. Purchaser and Seller shall agree to an allocation of the Purchase Price among the various categories of Property as described in this Article 1 prior to the Closing Date.

    2.2       Intentionally Omitted.
              ----------------------


                                  ARTICLE 3
                                EARNEST MONEY
                                -------------

    3.1       Deposit and Investment of Earnest Money
              ---------------------------------------

              Within three Business Days after the Effective Date, Purchaser shall deposit the Initial Earnest Money with Escrow Agent. Escrow Agent shall invest the Earnest Money, and if applicable, any Additional Earnest Money, in government insured interest-bearing accounts satisfactory to Purchaser (with all interest thereupon to accrue to Purchaser's benefit), shall not commingle the Earnest Money with any funds of Escrow Agent or others, and shall promptly provide Purchaser and Seller with confirmation of the investments made. Such account shall have no penalty for early withdrawal.

    3.2      Independent Consideration
             -------------------------

             If Purchaser elects to terminate this Agreement for any reason and is entitled to receive a return of the Earnest Money pursuant to the terms hereof, the Escrow Agent shall first disburse to Seller One Hundred and No/100 Dollars ($100.00) as independent consideration for Seller's performance under this Agreement ("Independent Consideration"), which shall be retained by Seller in all instances.

    3.3       Form; Failure to Deposit
              ------------------------

              The Earnest Money shall be in the form of a certified or cashier's check or the wire transfer to Escrow Agent of immediately available U.S. federal funds. If Purchaser fails to timely deposit any portion of the Earnest Money within the time periods required, Seller may, after providing Purchaser with written notice and a one (1) Business Day cure period, terminate this Agreement by a second written notice to Purchaser, in which event any Earnest Money that has previously been deposited by Purchaser with Escrow Agent shall be immediately delivered to Seller and thereafter the parties hereto shall have no further rights or obligations hereunder, except for rights and obligations which, by their terms, survive the termination hereof.

    3.4       Disposition of Earnest Money
              ----------------------------

              The Earnest Money, and, if applicable, any Additional Earnest Money, shall be applied as a credit to the Purchase Price at Closing. However, if Purchaser elects to terminate this Agreement prior to the expiration of the Inspection Period pursuant to Section 4.3, Escrow Agent shall pay the entire Earnest Money (less the Independent Consideration and one-half of any escrow fees charged by Escrow Agent, but together with any and all interest accrued thereupon) to Purchaser one (1) Business Day following Escrow Agent's receipt of the timely Due Diligence Termination Notice from Purchaser (as long as the current investment can be liquidated and disbursed in one Business Day). No notice to Escrow Agent from Seller shall be required for the release of the Earnest Money to Purchaser by Escrow Agent if Purchaser terminates this Agreement pursuant to Section 4.3. In the event of a termination of this Agreement by either Seller or Purchaser for any reason other than pursuant to Section 4.3, Escrow Agent is authorized to deliver the Earnest Money to the party hereto entitled to same pursuant to the terms hereof on or before the tenth (10th) Business Day following receipt by Escrow Agent and the non-terminating party of written notice of such termination from the terminating party, unless the other party hereto notifies Escrow Agent that it disputes the right of the other party to receive the Earnest Money. In such event, Escrow Agent may interplead the Earnest Money into a court of competent jurisdiction in the county in which the Earnest Money has been deposited. All attorneys' fees and costs and Escrow Agent's costs and expenses incurred in connection with such interpleader shall be assessed against the party that is not awarded the Earnest Money, or if the Earnest Money is distributed in part to both parties, then in the inverse proportion of such distribution.


                                  ARTICLE 4
                                DUE DILIGENCE
                                -------------

    4.1       Due Diligence Materials To Be Delivered
              ---------------------------------------

              Seller shall deliver to Purchaser the following (the "Property Information") on or before the Property Information Delivery Date:

           4.1.1   Intentionally Omitted.

           4.1.2 Financial Information. A copy of property operating statements and a summary of capital expenditures pertaining to the Property for the last three (3) years or such lesser period as Seller has owned the Property ("Operating Statements");

           4.1.3    Environmental  Reports.   A  copy  of  any  environmental
      reports or site assessments related to the Property prepared for the benefit of Seller;

           4.1.4 Tax Statements. A copy of ad valorem tax statements relating to the Property for the current tax period, together with (a) a copy of a copy of paid real estate tax bills for the immediately preceding three (3) years, (b) tax consultant correspondence, and (c) and an explanation of any abatements or special tax reductions, if applicable;

           4.1.5 Title and Survey. A copy of Seller's most current title insurance information and survey of the Property;

           4.1.6 Service Contracts. A list, together with copies, of all maintenance, service, construction, supply and equipment rental contracts related to the operation, ownership or management of the Real Property (the "Service Contracts"), if any;

           4.1.7     Intentionally Omitted.

           4.1.8 License Agreements. A list, together with copies, of all agreements (other than the Lease) for the leasing or licensing of rooftop space or equipment, telecommunications equipment, cable access and other space, equipment and facilities that are located on or within the Real Property and generate income to Seller as the owner of the Real Property (the "License Agreements"), if any;

           4.1.9     Intentionally Omitted.

           4.1.10 Plans and Specifications; Construction Contracts; Reports; Warranties. Building plans, specifications and material warranties relating to the Property, as well as architectural, engineering, and geotechnical reports;

           4.1.11    Licenses,   Permits   and   Certificates  of  Occupancy.
      Licenses, permits and certificates of occupancy relating to the Property; and

           4.1.12 Miscellaneous Property Information. Soils and geology reports, local property contact information, site plans, floor plans, existing property condition/engineering reports, existing ADA Report, existing O&M manual, deed restrictions (if applicable), zoning compliance letters, certificates of occupancy/building permits, major equipment/building component warranties, aerial photographs of the Property, list of any pending litigation matters involving the Property, evidence of property insurance and liability insurance, and list of utility service account numbers and contacts, and any other information, materials or reports regarding the Property reasonably requested by Purchaser.

           Seller's obligations to deliver  the  items listed in this Section
 4.1 shall be limited to the extent such items are in the possession of Seller or its property management company, or are reasonably available to Seller.

    4.2       Physical Due Diligence
              ----------------------

              Commencing on the Effective Date and continuing until the Closing, Purchaser shall have reasonable access to the Property at all reasonable times during normal business hours, (but in any event within the hours of 8:00 a.m. and 5:00 p.m. Monday through Friday), for the purpose of conducting reasonably necessary tests, including surveys and architectural, engineering, geotechnical and environmental inspections and tests, provided that (a) Purchaser must give Seller's Chief Financial Officer two (2) full Business Days' prior telephone or written notice of any such inspection or test, and with respect to any intrusive inspection or test (i.e., core sampling) must obtain Seller's prior written consent (which consent may not be unreasonably withheld, conditioned or delayed), (b) prior to performing any inspection or test, Purchaser must deliver a certificate of insurance to Seller evidencing that Purchaser and its contractors, agents and representatives have in place (and Purchaser and its contractors, agents and representatives shall maintain during the pendency of this Agreement)
 (1) commercial general liability insurance with limits of at least One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) aggregate for bodily or personal injury or death, and (2) property damage insurance in the amount of at least One Million Dollars ($1,000,000) all covering any accident arising in connection with the presence of Purchaser, its contractors, agents and representatives on the Property, and (c) all such tests shall be conducted by Purchaser in compliance with Purchaser's responsibilities set forth in Section 4.8 below. Purchaser shall bear the cost of all such inspections or tests. Subject to the provisions of Section 4.6 hereof, Purchaser or Subject to the provisions of Section 4.6 hereof, Purchaser or Purchaser's representatives may communicate with any governmental authority for the sole purpose of gathering information in connection with the transaction contemplated by this Agreement; provided, however, Purchaser must contact Seller at least five (5) full Business Days in advance by telephone to inform Seller of Purchaser's intended communication with any governmental authority and to allow Seller the opportunity to participate in such communication if Seller desires. As used in this Section, "communicate" and "communication" shall mean the initiation of, response to, or sharing or exchange of information, knowledge or messages, whether by oral, written or electronic methods or media, or by any other means.

    4.3       Due Diligence/Termination Right
              -------------------------------

              Purchaser shall have through 5:00 pm (CST) on the last day of the Inspection Period in which to (a) examine, inspect, and investigate the Property Information (the "Property Documents") and the Property and, in Purchaser's sole and absolute judgment and discretion, determine whether the Property is acceptable to Purchaser, (b) obtain all necessary internal approvals, and (c) satisfy all other contingencies of Purchaser. Notwithstanding anything to the contrary in this Agreement, Purchaser may terminate this Agreement for any reason or no reason by giving written notice of termination to Seller and Escrow Agent (the "Due Diligence Termination Notice") on or before 5:00 pm (CST) on the last day of the Inspection Period. If Purchaser does not give a Due Diligence Termination Notice, this Agreement shall continue in full force and effect, Purchaser shall be deemed to have waived its right to terminate this Agreement pursuant to this Section 4.3 and Purchaser shall be deemed to have acknowledged that it has received or had access to all Property Documents and conducted all inspections and tests of the Property that it considers important.

    4.4       Return of Documents and Reports
              -------------------------------

              As additional consideration for the transaction contemplated herein, Purchaser shall provide to Seller, promptly after termination of this Agreement by Purchaser other than as a result of Seller's default, copies of all third party reports, investigations and studies, other than economic analyses (collectively, the "Reports" and, individually, a "Report") prepared for Purchaser in connection with its due diligence review of the Property, including, without limitation, any and all Reports involving structural or geological conditions, environmental, hazardous waste or hazardous substances contamination of the Property, if any, which Reports shall be addressed to both Seller and Purchaser at no cost to Seller. The Reports shall be delivered to Seller without any representation or warranty as to the completeness or accuracy of the Reports or any other matter relating thereto. Purchaser's obligation to deliver the Property Documents and the Reports to Seller shall survive the termination of this Agreement.

    4.5       Service Contracts
              -----------------

              Seller agrees that, to the extent any Service Contracts will remain in effect from and after the date of Closing, Seller shall send written notice within five (5) days after Closing to the other parties to such contracts informing such parties of Purchaser's interest as owner of the Property and landlord under the Lease (as defined below).

    4.6       Proprietary Information; Confidentiality
              ----------------------------------------

              Purchaser acknowledges that the Property Documents are proprietary and confidential and have been and will be delivered to Purchaser solely to assist Purchaser in determining the feasibility of purchasing the Property, obtaining financing for the acquisition of the Property, and marketing the Property to potential investors. Purchaser shall not use the Property Documents for any purpose other than as set forth in the preceding sentence. Purchaser shall not divulge the contents of the Property Documents and other information except in strict accordance with the confidentiality standards set forth in this Section 4.6. In permitting Purchaser to review the Property Documents or any other information, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created. Purchaser's obligations under this Section 4.6 shall survive the termination of this Agreement.

    4.7       No Representation or Warranty by Seller
              ---------------------------------------

              Purchaser acknowledges that, except as expressly set forth in this Agreement, Seller has not made and does not make any warranty or representation regarding the truth, accuracy or completeness of the Property Documents or the source(s) thereof. Purchaser further acknowledges that some if not all of the Property Documents were prepared by third parties other than Seller. Seller expressly disclaims any and all liability for representations or warranties, express or implied, statements of fact and other matters contained in such information, or for omissions from the Property Documents, or in any other written or oral communications transmitted or made available to Purchaser, except as expressly set forth in this Agreement. Purchaser shall rely solely upon its own investigation with respect to the Property, including, without limitation, the Property's physical, environmental or economic condition, compliance or lack of compliance with any ordinance, order, permit or regulation or any other attribute or matter relating thereto, except as expressly set forth in this Agreement. Seller has not undertaken any independent investigation as to the truth, accuracy or completeness of the Property Documents and are providing the Property Documents solely as an accommodation to Purchaser, except as expressly set forth in this Agreement.

    4.8       Purchaser's Responsibilities.
              -----------------------------

              In conducting any inspections, investigations or tests of the Property and/or Property Documents, Purchaser and its agents and representatives shall: (a) not disturb the business of Seller upon the Property or interfere with Seller's use of the Property; (b) not interfere with the operation and maintenance of the Property; (c) not damage any part of the Property or any personal property owned or held by Seller or any third party; (d) not injure or otherwise cause bodily harm to Seller or its agents, guests, invitees, contractors and employees;
 (e) comply with all applicable laws; (f) promptly pay when due the costs of all tests, investigations, and examinations done with regard to the Property; (g) not permit any liens to attach to the Real Property by reason of the exercise of its rights hereunder; (h) repair any damage to the Real Property resulting from any such inspection or tests; and (i) not reveal or disclose prior to Closing any information obtained during the Inspection Period concerning the Property and the Property Documents to anyone except in accordance with the confidentiality standards set forth in Section
 4.6 above, or except as may be otherwise required by law. Purchaser's obligations under this Section 4.8 shall survive the termination of this Agreement.

    4.9       Purchaser's Agreement to Indemnify
              ----------------------------------

              Purchaser hereby agrees to indemnify, defend and hold Seller harmless from and against any and all liens, claims, causes of action, damages, liabilities and expenses (including reasonable attorneys' fees) arising out of Purchaser's inspections or tests permitted under this Agreement or any violation of the provisions of Sections 4.2, 4.6 and 4.8; provided, however, the indemnity shall not extend to protect Seller from any pre-existing liabilities for matters merely discovered by Purchaser (i.e., latent environmental contamination) so long as Purchaser's actions do not aggravate any pre-existing liability of Seller. Purchaser's obligations under this Section 4.9 shall survive the termination of this Agreement and shall survive the Closing.

    4.10      Environmental Studies
              ---------------------

              As additional consideration for the transaction contemplated in this Agreement, Purchaser shall promptly after termination of this Agreement by Purchaser other than as a result of Seller's default provide to Seller copies of any and all reports, tests or studies involving contamination of or other environmental concerns relating to the Property; provided, however, Purchaser shall have no obligation to cause any such tests or studies to be performed on the Property. Seller acknowledges that Purchaser has not made and does not make any warranty or representation regarding the truth or accuracy of any such studies or reports. Notwithstanding Section 4.9 above, Purchaser shall have no liability or culpability of any nature as a result of having provided such information to Seller or as a result of Seller's reliance thereon or arising out of the fact that Purchaser merely conducted such tests or studies, so long as Purchaser's actions do not aggravate any pre-existing liability of Seller.


                                  ARTICLE 5
                               TITLE AND SURVEY
                               ----------------

    5.1       Title Commitment
              ----------------

              Seller shall cause to be prepared and delivered to Purchaser on or before the Title Commitment Delivery Date: (a) current commitment for title insurance or preliminary title report (the "Title Commitment") issued by the Title Company, in the amount of the Purchase Price and on a Texas T-1 Form commitment, with Purchaser as the proposed insured, and (b) copies of all documents of record referred to in the Title Commitment as exceptions to title to the Property.

    5.2       Updated Survey
              --------------

              Purchaser may elect to obtain a new survey or revise, modify, or re-certify an existing survey ("Survey") as necessary in order for the Title Company to delete the survey exception from the Title Policy or to otherwise satisfy Purchaser's objectives.

    5.3       Title Review
              ------------

              During the Title and Survey Review Period, Purchaser shall review title to the Property as disclosed by the Title Commitment and the Survey. Seller shall have no obligation to cure title objections except financing, mechanic's, materialman's and similar liens of an ascertainable amount created by, under or through Seller, which liens Seller shall cause to be released at or prior to Closing (with Seller having the right to apply the Purchase Price or a portion thereof for such purpose), and Seller shall deliver the Property free and clear of any such liens. Seller further agrees to remove any exceptions or encumbrances to title which are voluntarily created by, under or through Seller after the Effective Date without Purchaser's consent (which consent may be withheld in Purchaser's sole and absolute discretion). The term "Permitted Exceptions" shall mean: the specific exceptions (excluding exceptions that are part of the promulgated title insurance form) in the Title Commitment that the Title Company has not agreed to remove from the Title Commitment as of the end of the Title and Survey Review Period and that Seller is not required to remove as provided above; matters created by, through or under Purchaser; items shown on the Survey which have not been removed as of the end of the Inspection Period (or if Purchaser does not obtain a Survey, all matters that a current, accurate survey of the Property would show); real estate taxes not yet due and payable; and rights of Seller and Purchaser under the Lease (hereinafter defined) to be executed by Seller, as tenant and Purchaser, as landlord.

    5.4       Delivery of Title Policy at Closing
              -----------------------------------

              In the event that the Title Company does not issue at Closing, or unconditionally commit at Closing to issue, to Purchaser, an owner's title policy in accordance with the Title Commitment, insuring Purchaser's fee simple title to the Real Property in the amount of the Purchase Price, subject only to the standard exceptions and exclusions from coverage contained in such policy and the Permitted Exceptions (the "Title Policy"), Purchaser shall have the right to terminate this Agreement, in which case the Earnest Money, and if applicable, any Additional Earnest Money, shall be immediately returned to Purchaser (together with any and all accrued interest thereupon) and the parties hereto shall have no further rights or obligations, other than those that by their terms survive the termination of this Agreement.

    5.5       Waiver of Requirement to Deliver Title Policy.
              ---------------------------------------------

              Purchaser may waive the requirement for delivery of the Title Policy as provided in Section 5.4, and, in lieu thereof, receive a credit in the amount of the premium for the Title Policy to be applied against the cost of the premium of an owner's title policy to be issued in a subsequent transaction.


                                  ARTICLE 6
                         OPERATIONS AND RISK OF LOSS
                         ---------------------------

    6.1       Ongoing Operations.  From the Effective Date through Closing:
              -------------------

              6.1.1 Service Contracts and License Agreements. Seller will perform its material obligations under any Service Contracts and License Agreements then in effect.

              6.1.2 New Contracts. Except as provided in Section 6.1.4, Seller will not enter into any contract that will be an obligation binding on the Property or Purchaser subsequent to the Closing, except contracts entered into in the ordinary course of business that are terminable without cause and without the payment of any termination penalty on not more than 30 days' prior notice.

              6.1.3 Maintenance of Improvements; Removal of Personal Property. Subject to Sections 6.2 and 6.3, Seller shall maintain all Improvements substantially in their present condition (ordinary wear and tear and casualty excepted) and in a manner consistent with Seller's maintenance of the Improvements during Seller's period of ownership.

              6.1.4 Leasing; License Agreements. Seller will not amend or terminate any existing License Agreement or enter into any new lease (with the exception of the Lease between Seller and Purchaser, and with the exception of leases which do not involve any possessory use of the Property) or new License Agreement without obtaining Purchaser's express prior written approval (which approval may be granted or withheld in Purchaser's sole and absolute discretion).

    6.2       Damage.
              -------

              If prior to Closing the Property is damaged by fire or other casualty, Seller shall estimate the cost to repair and the time required to complete repairs and will provide Purchaser written notice of Seller's estimation (the "Casualty Notice") as soon as reasonably possible after the occurrence of the casualty.

              6.2.1 Material. In the event of any Material Damage to or destruction of the Property or any portion thereof prior to Closing, either Seller or Purchaser may, at its option, terminate this Agreement by delivering written notice to the other on or before the expiration of 30 days after the date Seller delivers the Casualty Notice to Purchaser (and if necessary, the Closing Date shall be extended to give the parties the full thirty (30) day period to make such election and to obtain insurance settlement agreements with Seller's insurers). Upon any such termination, the Earnest Money, and if applicable, the Additional Earnest Money (together with any and all interest accrued thereupon), shall be returned to Purchaser and the parties hereto shall have no further rights or obligations hereunder, other than those that by their terms survive the termination of this Agreement. If neither Seller nor Purchaser so terminates this Agreement within said thirty (30) day period, then the parties shall be deemed to have waived their respective right to terminate under this Section
      6.2.1 and the parties shall proceed under this Agreement and close on schedule (subject to extension of Closing as provided above), and as of Closing Seller shall assign to Purchaser, without representation or warranty by or recourse against Seller, all of Seller's rights in and to any resulting insurance proceeds due Seller as a result of such damage or destruction and Purchaser shall assume full responsibility for all needed repairs, and Purchaser shall receive a credit at Closing for any deductible amount under such insurance policies (but the amount of the deductible plus insurance proceeds shall not exceed the lesser of (a) the cost of repair or (b) the Purchase Price). For the purposes of this Agreement, "Material Damage" and "Materially Damaged" means damage which, in Seller's reasonable estimation, the cost to repair exceeds $250,000.

              6.2.2 Not Material. If the Property is not Materially Damaged, then neither Purchaser nor Seller shall have the right to terminate this Agreement, and Seller shall, at its option, either (a) repair the damage before the Closing in a manner reasonably satisfactory to Purchaser (and if necessary, Seller may extend the Closing Date up to thirty (30) days to complete such repairs), or (b)credit Purchaser at Closing for the reasonable cost to complete the repair as mutually agreed by Seller and Purchaser (in which case Seller shall retain all insurance proceeds and Purchaser shall assume full responsibility for all needed repairs).

    6.3       Condemnation.
              -------------

              If proceedings in eminent domain are instituted with respect to the Property or any portion thereof, Purchaser may, at its option, by written notice to Seller given within fifteen (15) days after Seller notifies Purchaser of such proceedings (and if necessary the Closing Date shall be automatically extended to give Purchaser the full fifteen (15) day period to make such election), either: (a) terminate this Agreement, in which case the Earnest Money, and if applicable, the Additional Earnest Money (together with any and all interest accrued thereupon), shall be immediately returned to Purchaser and the parties hereto shall have no further rights or obligations, other than those that by their terms survive the termination of this Agreement, or (b) proceed under this Agreement, in which event Seller shall, at the Closing, assign to Purchaser its entire right, title and interest in and to any condemnation award, and Purchaser shall have the sole right after the Closing to negotiate and otherwise deal with the condemning authority in respect of such matter. If Purchaser does not give Seller written notice of its election within the time required above, then Purchaser shall be deemed to have elected option (b) above.


                                  ARTICLE 7
                                   CLOSING
                                   -------

    7.1       Closing.
              --------

              The consummation of the transaction contemplated herein ("Closing") shall occur on the Closing Date at the offices of Escrow Agent (or such other location as may be mutually agreed upon by Seller and Purchaser). Funds shall be deposited into and held by Escrow Agent in a closing escrow account with a bank satisfactory to Purchaser and Seller. Upon satisfaction or completion of all closing conditions and deliveries, the parties shall direct Escrow Agent to immediately record and deliver the closing documents to the appropriate parties and make disbursements according to the closing statements executed by Seller and Purchaser.

    7.2       Conditions to Parties' Obligation to Close.
              -------------------------------------------

              In addition to all other conditions set forth herein, the obligation of Seller, on the one hand, and Purchaser, on the other hand, to consummate the transactions contemplated hereunder are conditioned upon the following:

              7.2.1 Representations and Warranties. The other party's representations and warranties contained herein shall be true and correct in all material respects as of the Effective Date and the Closing Date, except for representations and warranties made as of, or limited by, a specific date, which will be true and correct in all material respects as of the specified date or as limited by the specified date;

              7.2.2 Deliveries. As of the Closing Date, the other party shall have tendered all deliveries to be made at Closing;

              7.2.3 Actions, Suits, etc. There shall exist no pending or threatened actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, against the other party that would materially and adversely affect that party's ability to perform its obligations under this Agreement; and

              7.2.4 Execution of the Lease. Seller and Purchaser shall have agreed on the final form of the Lease (hereinafter defined) and delivered it for execution at Closing.

      So long as a party is not in default hereunder, if any condition to such party's obligation to proceed with the Closing hereunder has not been satisfied as of the Closing Date (or such earlier date as is provided herein), subject to any applicable notice and cure periods provided in Sections 10.1 and 10.2, such party may, in its sole discretion, terminate this Agreement by delivering written notice to the other party on or before the Closing Date (or such earlier date as is provided herein), or elect to close (or to permit any such earlier termination deadline to pass) notwithstanding the non-satisfaction of such condition, in which event such party shall be deemed to have waived any such condition, or elect to extend the Closing Date until five Business Days after such condition has been satisfied. In the event such party elects to close (or to permit any such earlier termination deadline to pass), notwithstanding the non-satisfaction of such condition, said party shall be deemed to have waived said condition, and there shall be no liability on the part of any other party hereto for breaches of representations and warranties of which the party electing to close had knowledge at the Closing.

     7.3      Seller's Deliveries in Escrow.
              ------------------------------

              As of or prior to the Closing Date, Seller shall deliver in escrow to Escrow Agent the following:

              7.3.1 Deed. A special warranty deed in substantially the form of Exhibit B hereto in form acceptable for recordation under the law of the State of Texas and restating the provisions of Article 11 hereof and including a list of Permitted Exceptions to which the conveyance shall be subject, executed and acknowledged by Seller, conveying to Purchaser or to Purchaser's nominee(s) Seller's interest in the Real Property (the "Deed");

              7.3.2   Intentionally Omitted.

              7.3.3 Conveyancing or Transfer Tax Forms or Returns. Such conveyancing or transfer tax forms or returns, if any, as are required to be delivered or signed by Seller by applicable state and local law in connection with the conveyance of the Real Property;

              7.3.4 FIRPTA. A Foreign Investment in Real Property Tax Act affidavit in the form of Exhibit D hereto executed by Seller;

              7.3.5   Lease.   A  counterpart   of  the  Lease  executed  and
      acknowledged by Seller, as tenant;

              7.3.6 Authority. Evidence of the existence, organization and authority of Seller and of the authority of the persons executing documents on behalf of Seller reasonably satisfactory to the underwriter for the Title Policy; and

              7.3.7 Additional Documents. Any additional documents that Purchaser, Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement (provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of Seller or result in any new or additional obligation, covenant, representation or warranty of Seller under this Agreement beyond those expressly set forth in this Agreement).

     7.4      Purchaser's Deliveries in Escrow.
              ---------------------------------

              As of or prior to the Closing Date, Purchaser shall deliver in escrow to Escrow Agent the following:

              7.4.1   Intentionally Omitted.

              7.4.2 Conveyancing or Transfer Tax Forms or Returns. Such conveyancing or transfer tax forms or returns, if any, as are required to be delivered or signed by Purchaser by applicable state and local law in connection with the conveyance of the Real Property;

              7.4.3   Lease.   A  counterpart  of  the  Lease  executed   and
      acknowledged by Purchaser, as landlord;

              7.4.4 Authority. Evidence of the existence, organization and authority of Purchaser and of the authority of the persons executing documents on behalf of Purchaser reasonably satisfactory to the underwriter for the Title Policy; and

              7.4.5 Additional Documents. Any additional documents that Seller, Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement (provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of Purchaser or result in any new or additional obligation, covenant, representation or warranty of Purchaser under this Agreement beyond those expressly set forth in this Agreement).

    7.5       Closing Statements.
              -------------------

              As of or prior to the Closing Date, Seller and Purchaser shall deposit with Escrow Agent executed closing statements consistent with this Agreement in the form required by Escrow Agent.

    7.6       Purchase Price.
              ---------------

              On the Closing Date, Purchaser shall deliver to Escrow Agent the Purchase Price, less the Earnest Money, and if applicable, the Additional Earnest Money, that is applied to the Purchase Price, plus or minus applicable prorations, in immediate, same-day U.S. federal funds wired for credit into Escrow Agent's escrow account, which funds must be delivered in a manner to permit Escrow Agent to deliver good funds to Seller or its designee on the Closing Date (and, if requested by Seller, by wire transfer); in the event that Escrow Agent is unable to deliver good funds to Seller or its designee on the Closing Date, then the closing statements and related prorations will be revised as necessary.

      Notwithstanding anything to the contrary contained herein, Seller understands that Purchaser may acquire the Property utilizing a tenant in common ownership structure in connection with a transaction under Section 1031 of the Internal Revenue Code. In order to accommodate the investors in such 1031 transaction, Purchaser reserves the right to increase the Purchase Price of the Property to include certain syndication and acquisition costs relating to the 1031 transaction, and Seller shall approve such increase in the Purchase Price provided that the net proceeds to Seller are unchanged, and provided further, that the net amount of sales proceeds due to the Seller and all costs born by the Seller shall be based on the Purchase Price as originally set forth herein. In the event Purchaser determines to close this Agreement as part of a like kind exchange in accordance with Internal Revenue Code Section 1031, then Seller agrees to reasonably cooperate with Seller in so doing so long as Seller incurs no cost, expense, delay or liability in connection with the same.

    7.7       Possession.
              -----------

              Seller shall deliver possession of the Property to Purchaser at the Closing subject only to the Permitted Exceptions.

    7.8       Delivery of Books and Records.
              ------------------------------

              After the Closing, Seller shall deliver to Purchaser's property manager, to the extent in Seller's or its property manager's possession or control: copies of any License Agreements and Service Contracts; maintenance records and warranties; plans and specifications; licenses, permits and certificates of occupancy.

    7.9       Intentionally Omitted.
              ----------------------

   7.10       Purchaser's Assignees.
              ----------------------

              The Purchaser may convey part or all of its interest in this Agreement and/or the Property to assignees prior to or simultaneously with the closing of the purchase of the Property under this Agreement. Seller agrees to cooperate with Purchaser in connection with such simultaneous conveyances by executing, delivering and accepting documents directly from Purchaser's assignees as reasonably requested by Purchaser; provided that Seller shall incur no additional cost or liability as a result thereof and Purchaser shall fully indemnify Seller for any additional costs or liabilities resulting therefrom and Purchaser is not released from any liability or obligation under this Agreement. Purchaser agrees to give Seller notice of any such conveyance promptly following the effective date of the same.


                                  ARTICLE 8
                      PRORATIONS, DEPOSITS, COMMISSIONS
                      ---------------------------------

     8.1      Prorations.
              -----------

              At Closing, if and to the extent Purchaser's lender may require, the following items shall be prorated as of the Closing Date with all items of income and expense for the Property being borne by Purchaser from and after (and including) the Closing Date: Tenant Receivables (defined below) and other income and rents that have been collected by Seller as of Closing; fees and assessments; real and personal ad valorem taxes ("Taxes"); and any assessments by private covenant for the then-current calendar year of Closing. Specifically, the following shall apply to such prorations and to post-Closing collections of Tenant
 Receivables:

              8.1.1 Taxes. If Taxes for the year of Closing are not known or cannot be reasonably estimated, Taxes shall be prorated based on Taxes for the year prior to Closing. Any additional Taxes relating to the year of Closing or prior years arising out of a change in the use of the Real Property or a change in ownership shall be the sole liability of Seller and paid by Seller when due and payable, and Seller shall indemnify Purchaser from and against any and all such Taxes, which indemnification obligation shall survive the Closing.

              8.1.2   Intentionally Omitted.

              8.1.3   Intentionally Omitted.

      Notwithstanding anything to the contrary contained herein, at the option of Purchaser, any item, cost or expense, which shall remain the obligation of Seller, as tenant under the Lease (hereinafter defined), shall not be prorated as of the Closing Date, but rather shall remain the obligation of Seller pursuant to the Lease, and Purchaser shall not have any liability whatsoever therefor.

    8.2       Intentionally Omitted.
              ----------------------

    8.3       Closing Costs.
              --------------

              Closing costs shall be allocated between Seller and Purchaser in accordance with Section 1.2.

    8.4       Final Adjustment After Closing.
              -------------------------------

              If final bills are not available or cannot be issued prior to Closing for any item being prorated under Section 8.1, then Purchaser and Seller agree to allocate such items on a fair and equitable basis as soon as such bills are available, final adjustment to be made as soon as reasonably possible after the Closing. Payments in connection with the final adjustment shall be due within 30 days of written notice. All such rights and obligations shall survive the Closing.

    8.5       Intentionally Omitted.
              ----------------------

    8.6       Commissions.
              ------------

              Seller and Purchaser each hereby agrees  and  acknowledges that
 Broker represents Seller in connection with this Agreement and that there is no other broker or co-broker involved in this transaction. Seller and Purchaser each represent and warrant to the other that no real estate brokerage commission is payable to any person or entity in connection with the transaction contemplated hereby except for a commission payable to the Broker by the Seller under a separate agreement by and among Broker and
 Seller and for which Purchaser shall have no liability. Seller and Purchaser each agree and do hereby indemnify and hold the other harmless against the payment of any commission to any other person or entity claiming by, through or under Seller or Purchaser, as applicable. This indemnification shall extend to any and all claims, liabilities, costs and expenses (including reasonable attorneys' fees and litigation costs) arising as a result of such claims and shall survive the Closing.


                                  ARTICLE 9
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

    9.1       Seller's Representations and Warranties.
              ----------------------------------------

              Seller represents and warrants to Purchaser that:

              9.1.1 Organization and Authority. Seller has been duly organized, is validly existing, and is in good standing in the state in which it was formed. Seller has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Seller at the Closing will be, authorized and executed and constitute, or will constitute, as appropriate, the valid and binding obligation of Seller, enforceable in accordance with their terms.

              9.1.2 Conflicts and Pending Actions. There is no agreement to which Seller is a party or, to Seller's knowledge, that is binding on Seller which is in conflict with this Agreement. To Seller's knowledge, there is no action or proceeding pending or threatened against Seller or relating to the Property, which challenges or impairs Seller's ability to execute or perform its obligations under this Agreement.

              9.1.3 No Leases, Licenses or other Property Rights. Except as otherwise expressly disclosed by Seller in this Agreement, the Property is not subject to any leases, licenses, right of first refusal, options to lease, or options to purchase.

              9.1.4 Service Contracts and License Agreements. To Seller's knowledge, there are no Service Contracts or License Agreements affecting the Property with the exception of those Service Contracts and/or License Agreements listed below in this Section 9.1.4 (the "Existing Service Contracts and License Agreements"), with it being understood and agreed that Seller shall indemnify and hold Purchaser harmless from and against any and all losses, costs, liabilities, damages or claims (including reasonable attorneys' fees) arising out or under the Existing Service Contracts and License Agreements, and such indemnity shall survive the Closing during the Survival Period (hereinafter defined), and, notwithstanding anything to the contrary contained herein, after the Survival Period.

                   Service Contracts and License Agreements
                   ----------------------------------------

  ---------------------------------------------------------------------------
  Company Name                 Type of Agreement       Service Provided
  ---------------------------------------------------------------------------
  United Elevator Co., Inc.    Service Agreement       Service Elevator
  ---------------------------------------------------------------------------
  Eco-Safe                     Industrial-Commercial   Pest Control
                               Institutional Pest
                               Control Service
                               Agreement
  ---------------------------------------------------------------------------
  UltraPure & Industrial       Service Agreement       Service RO/DI Water
  Services Group, Dallas                               System
  ---------------------------------------------------------------------------
  ADT Security Systems, Inc.   Commercial Agreement    Security System for
                                                       building
  ---------------------------------------------------------------------------
  Linc Service                 Maintenance Agreement   Service for Building
                                                       Environmental Systems
  ---------------------------------------------------------------------------
  Metheny Commercial Lawn      Landscape Maintenance
  Maintenance, Inc.            Agreement
  ---------------------------------------------------------------------------

              9.1.5 Property Information. To Seller's knowledge, all other Property Information, to be delivered to Purchaser pursuant to this Agreement, will be correct and complete in all material respects as of the date of its delivery.

              9.1.6 Notices from Governmental Authorities. To Seller's knowledge, Seller has not received from any governmental authority written notice of any material violation of any laws applicable (or alleged to be applicable) to the Real Property, or any part thereof, that has not been corrected, except as may be reflected by the Property Documents or otherwise disclosed in writing to Purchaser.

              9.1.7   Hazardous  Materials.  To   Seller's   knowledge,   the
      Property is free from the presence of Hazardous Materials (as such term is hereinafter defined)

    9.2       Purchaser's Representations and Warranties.
              -------------------------------------------

              Purchaser represents and warrants to Seller that:

              9.2.1 Organization and Authority. Purchaser has been duly organized and is validly existing as a limited partnership in good standing in the State of Texas and is qualified to do business in the State of Texas. Purchaser has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Purchaser at the Closing will be, authorized and properly executed and constitute, or will constitute, as appropriate, the valid and binding obligation of Purchaser, enforceable in accordance with their terms.

              9.2.2 Conflicts and Pending Action. There is no agreement to which Purchaser is a party or to Purchaser's knowledge binding on Purchaser which is in conflict with this Agreement. There is no action or proceeding pending or, to Purchaser's knowledge, threatened against Purchaser which challenges or impairs Purchaser's ability to execute or perform its obligations under this Agreement.

              9.2.3 Prohibited Persons and Transactions. Purchaser represents and warrants to Seller that Purchaser is currently in compliance with and shall at all times during the term of this Agreement (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

    9.3       Survival of Representations and Warranties.
              -------------------------------------------

              The representations and warranties set forth in this Article 9 are made as of the Effective Date and are remade as of the Closing Date and shall not be deemed to be merged into or waived by the instruments of Closing, but shall survive the Closing for a period of twelve (12) months (the "Survival Period"); provided, however, that such representations and warranties of original Purchaser and Seller shall automatically terminate if prior to the Closing, Purchaser assigns this Agreement in violation of
 Section 13.1. Terms such as "to Seller's knowledge," "to the best of Seller's knowledge" or like phrases mean the actual present and conscious awareness or knowledge of Robert W. Schnitzius ("Seller's Representative"), without any duty of inquiry or investigation; provided that so qualifying Seller's knowledge shall in no event give rise to any personal liability on the part of Seller's Representative, or any of them, or any other officer or employee of Seller, on account of any breach of any representation or warranty made by Seller herein. Seller represents that there is no other officer, employee, agent or representative of Seller who is likely to have information regarding the representations and warranties set forth in this Article which would be superior to that of Seller's Representative. Said terms do not include constructive knowledge, imputed knowledge, or knowledge Seller or such persons do not have but could have obtained through further investigation or inquiry. No broker, agent, or party other than Seller is authorized to make any representation or warranty for or on behalf of Seller. Each party shall have the right to bring an action against the other on the breach of a representation or warranty or covenant hereunder or in the documents delivered by Seller at the Closing, but only on the following conditions: (1) the party bringing the action for breach first learns of the breach after Closing and gives written notice of such breach to the other party before the end of the Survival Period and files such action on or before the first day following the second anniversary of the Closing Date, (2) neither party shall have the right to bring a cause of action for a breach of a representation or warranty or covenant unless the damage to such party on account of such breach (individually or when combined with damages from other breaches) equals or exceeds $5,000, and then only to the extent of such excess, and (3) the maximum amount of damages recoverable in such an action shall be $1,225,000.00 and in no event shall special, exemplary, consequential or punitive damages be recoverable in any such action. Neither party shall have any liability after Closing for the breach of a representation or warranty or covenant hereunder of which the other party hereto had knowledge as of Closing. Notwithstanding any other provision of this Agreement, any agreement contemplated by this Agreement, or any rights which Purchaser might otherwise have at law, equity, or by statute, whether based on contract or some other claim, Purchaser agrees that any liability of Seller to Purchaser will be limited to an amount equal to the Purchase Price. The provisions of this Section 9.3 shall survive the Closing. Any breach of a representation or warranty or covenant that occurs prior to Closing shall be governed by
 Article 10.


                                  ARTICLE 10
                             DEFAULT AND REMEDIES
                             --------------------

    10.1      Seller's Remedies.
              ------------------

              If Purchaser fails to consummate the purchase of the Property pursuant to this Agreement or otherwise defaults on its obligations hereunder at or prior to Closing for any reason except failure by Seller to perform hereunder, or if prior to Closing any one or more of Purchaser's representations or warranties are breached in any material respect, and such default or breach is not cured by the earlier of the fifth (5th) Business Day after written notice thereof from Seller or the Closing Date (except no notice or cure period shall apply if Purchaser fails to consummate the purchase of the Property hereunder), Seller shall be entitled, as its sole remedy (except as provided in Sections 4.9, 8.6, 10.3 and 10.4 hereof), to terminate this Agreement and recover the Earnest Money as liquidated damages and not as penalty, in full satisfaction of claims against Purchaser hereunder. Seller and Purchaser agree that Seller's damages resulting from Purchaser's default are difficult, if not impossible, to determine and the Earnest Money is a fair estimate of those damages which has been agreed to in an effort to cause the amount of such damages to be certain. If Closing is consummated, Seller shall have all remedies available at law or in equity in the event Purchaser fails to perform any obligation of Purchaser under this Agreement required to be performed after Closing.

    10.2      Purchaser's Remedies.
              ---------------------

              If Seller fails to consummate the sale of the Property pursuant to this Agreement or otherwise defaults on its obligations hereunder at or prior to Closing for any reason except failure by Purchaser to perform hereunder, or if prior to Closing any one or more of Seller's representat-ions or warranties are breached in any material respect, and such default or breach is not cured by the earlier of the fifth (5th) Business Day after written notice thereof from Purchaser or the Closing Date (Purchaser hereby agreeing to give such written notice to Seller within five (5) Business Days after Purchaser first learns of any such default or breach by Seller, except no notice or cure period shall apply if Seller fails to consummate the sale of the Property hereunder), Purchaser shall elect, as its sole and exclusive remedy, either to (a) terminate this Agreement by giving Seller timely written notice of such election prior to or at Closing and recover the Earnest Money, and, if Seller's default was intentional, receive from Seller Purchaser's actual, out-of-pocket expenses incurred in connection with the transaction contemplated by this Agreement, up to a maximum of $85,000.00, together with such other actual damages incurred by Purchaser, (b) enforce specific performance to consummate the sale of the Property hereunder, or (c) waive said failure or breach and proceed to Closing without any reduction in the Purchase Price. Notwithstanding anything herein to the contrary, Purchaser shall be deemed to have elected to terminate this Agreement if Purchaser fails to deliver to Seller written notice of its intent to file a claim or assert a cause of action for specific performance against Seller on or before twenty (20) Business Days following the scheduled Closing Date or, having given such notice, fails to file a lawsuit asserting such claim or cause of action in the county in which the Property is located within six (6) months following the scheduled Closing Date. Purchaser's remedies shall be limited to those described in this Section
 10.2 and Sections 10.3 and 10.4 hereof. EXCEPT AS OTHERWISE PROVIDED, IN NO EVENT SHALL SELLER'S DIRECT OR INDIRECT PARTNERS, SHAREHOLDERS, OWNERS OR AFFILIATES, ANY OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF THE FOREGOING, OR ANY AFFILIATE OR CONTROLLING PERSON THEREOF HAVE ANY LIABILITY FOR ANY CLAIM, CAUSE OF ACTION OR OTHER LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PROPERTY, WHETHER BASED ON CONTRACT, COMMON LAW, STATUTE, EQUITY OR OTHERWISE. THE FOREGOING EXEMPTION FROM LIABILITY SHALL NOT APPLY IN THE CASE OF TRANSFEREE LIABILITY IN THE EVENT OF SELLER'S LIQUIDATION, DISSOLUTION OR OTHER EVENT RESULTING IN THE TRANSFER OF SUBSTANTIALLY ALL OF SELLER'S ASSETS OR THE TERMINATION OF SELLER'S LEGAL EXISTENCE.

    10.3      Attorneys' Fees.
              ----------------

              In the event either party hereto employs an attorney in connection with claims by one party against the other arising from the operation of this Agreement, the non-prevailing party shall pay the prevailing party all reasonable fees and expenses, including attorneys' fees, incurred in connection with such claims.

    10.4      Other Expenses.
              ---------------

              If this Agreement is terminated due to the default of a party, then the defaulting party shall pay any fees or charges due to Escrow Agent for holding the Earnest Money as well as any escrow cancellation fees or charges and any fees or charges due to the Title Company for preparation and/or cancellation of the Title Commitment.


                                  ARTICLE 11
                      DISCLAIMERS, RELEASE AND INDEMNITY
                      ----------------------------------

    11.1      Disclaimers By Seller.
              ----------------------

              11.1.1 Asbestos Disclosure. The Building was constructed prior to January 1, 1981. Under the Occupational Exposure to Asbestos Rule (the "Rule") [59 Fed.Reg. 40962 (Aug. 10, 1994)] promulgated by the U.S. Occupational Health and Safety Administration ("OSHA") every building constructed prior to 1981 is presumed to have asbestos-containing materials ("ACM") in the building. Seller obtained a Phase I Environmental Site Assessment with respect to the Improvements prepared by Enercon Services, Inc., of Dallas, Texas dated May 20, 2003 ("Environmental Report") indicating that, except as disclosed in the Environmental Report, there appears to be no ACM in the Building.

              11.1.2 General Disclaimer. Except as expressly set forth in this Agreement, it is understood and agreed that Seller and Seller's agents or employees have not at any time made and are not now making, and they specifically disclaim, any warranties, representations or guaranties of any kind or character, express or implied, with respect to the Property, including, but not limited to, warranties, representations or guaranties as to (a) matters of title (other than Seller's special warranty of title to be contained in the Deed), (b) environmental matters relating to the Property or any portion thereof, including, without limitation, the presence of Hazardous Materials in, on, under or in the vicinity of the Property, (c) geological conditions, including, without limitation, subsidence, subsurface conditions, water table, underground water reservoirs, limitations regarding the withdrawal of water, and geologic faults and the resulting damage of past and/or future faulting, (d) whether, and to the extent to which the Property or any portion thereof is affected by any stream (surface or underground), body of water, wetlands, flood prone area, flood plain, floodway or special flood hazard, (e) drainage, (f) soil conditions, including the existence of instability, past soil repairs, soil additions or conditions of soil fill, or susceptibility to landslides, or the sufficiency of any undershoring,
      (g) the presence of endangered species or any environmentally sensitive or protected areas, (h) zoning or building entitlements to which the Property or any portion thereof may be subject, (i) the availability of any utilities to the Property or any portion thereof including, without limitation, water, sewage, gas and electric, (j) usages of adjoining property, (k) access to the Property or any portion thereof, (l) the value, compliance with the plans and specifications, size, location, age, use, design, quality, description, suitability, structural integrity, operation, title to, or physical or financial condition of the Property or any portion thereof, or any income, expenses, charges, liens, encumbrances, rights or claims on or affecting or pertaining to the Property or any part thereof, (m) the condition or use of the Property or compliance of the Property with any or all past, present or future federal, state or local ordinances, rules, regulations or laws, building, fire or zoning ordinances, codes or other similar laws, (n) the existence or non-existence of underground storage tanks, surface impoundments, or landfills, (o) any other matter affecting the stability and integrity of the Property, (p) the potential for further development of the Property, (q) the merchantability of the Property or fitness of the Property for any particular purpose, (r) the truth, accuracy or completeness of the Property Documents, (s) tax consequences, or (t) any other matter or thing with respect to the Property.

    11.2      Sale "As Is, Where Is."
              -----------------------

              Purchaser acknowledges and agrees that upon Closing, Seller shall sell and convey to Purchaser and Purchaser shall accept the Property "AS IS, WHERE IS, WITH ALL FAULTS," except for the special warranty of title to be contained in the Deed, and except to the extent expressly provided otherwise in this Agreement and any document executed by Seller and delivered to Purchaser at Closing. Except as expressly set forth in this Agreement, Purchaser has not relied and will not rely on, and Seller has not made and is not liable for or bound by, any express or implied warranties, guarantees, statements, representations or information pertaining to the Property or relating thereto (including specifically, without limitation, Property information packages distributed with respect to the Property) made or furnished by Seller, or any property manager, real estate broker, agent or third party representing or purporting to represent Seller, to whomever made or given, directly or indirectly, orally or in writing. Purchaser represents that it is a knowledgeable, experienced and sophisticated purchaser of real estate and that, except as expressly set forth in this Agreement, it is relying solely on its own expertise and that of
 Purchaser's consultants in purchasing the Property and shall make an independent verification of the accuracy of any documents and information provided by Seller. Purchaser will conduct such inspections and investigations of the Property as Purchaser deems necessary, including, but not limited to, the physical and environmental conditions thereof, and shall rely upon same. By failing to terminate this Agreement prior to the expiration of the Inspection Period, Purchaser acknowledges that Seller has afforded Purchaser a full opportunity to conduct such investigations of the Property as Purchaser deemed necessary to satisfy itself as to the condition of the Property and the existence or non-existence or curative action to be taken with respect to any Hazardous Materials on or discharged from the Property, and will rely solely upon same and not upon any information provided by or on behalf of Seller or its agents or employees with respect thereto, other than such representations, warranties and covenants of Seller as are expressly set forth in this Agreement. Upon Closing, Purchaser shall assume the risk that adverse matters, including, but not limited to, adverse physical or construction defects or adverse environmental, health or safety conditions, may not have been revealed by Purchaser's inspections and investigations. Purchaser hereby represents and warrants to Seller that:
 (a) Purchaser is represented by legal counsel in connection with the transaction contemplated by this Agreement; and (b) Purchaser is purchasing the Property for business, commercial, investment or other similar purpose and not for use as Purchaser's residence. Purchaser waives any and all rights or remedies it may have or be entitled to, deriving from disparity in size or from any significant disparate bargaining position in relation to Seller.

    11.3      Seller Released from Liability.
              -------------------------------

              Purchaser acknowledges that it will have the opportunity to inspect the Property during the Inspection Period, and during such period, observe its physical characteristics and existing conditions and the opportunity to conduct such investigation and study on and of the Property and adjacent areas as Purchaser deems necessary, and Purchaser hereby FOREVER RELEASES AND DISCHARGES Seller from all responsibility and liability relating to the physical, environmental or legal compliance status of the Property, whether arising before or after the Effective Date, and liabilities under the Comprehensive Environmental Response, Compensation and Liability Act Of 1980 (42 U.S.C. Sections 9601 et seq.), as amended ("CERCLA"), regarding the condition, valuation, salability or utility of the Property, or its suitability for any purpose whatsoever (including, but not limited to, with respect to the presence in the soil, air, structures and surface and subsurface waters, of Hazardous Materials or other materials or substances that have been or may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and that may need to be specially treated, handled and/or removed from the Property under current or future federal, state and local laws, regulations or guidelines, and any structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and Hazardous Materials on, under, adjacent to or otherwise affecting the Property). Purchaser further hereby WAIVES (and by Closing this transaction will be deemed to have WAIVED) any and all objections and complaints (including, but not limited to, federal, state and local statutory and common law based actions, and any private right of action under any federal, state or local laws, regulations or guidelines to which the Property is or may be subject, including, but not limited to, CERCLA) concerning the physical characteristics and any existing conditions of the Property relating to the physical, environmental or legal compliance status of the Property, whether arising before or after the Effective Date. Purchaser further hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental conditions on the Property and the risk that adverse physical characteristics and conditions, including, without limitation, the presence of Hazardous Materials or other contaminants, may not have been revealed by its investigation. Notwithstanding anything to the contrary contained herein, nothing in this
 Section 11.3 shall be deemed to release Seller from any liability in connection with Seller's breach of its representation and warranty relating to Hazardous Materials set forth in Section 9.1.7 of this Agreement.

    11.4      "Hazardous Materials" Defined.
              ------------------------------

              For  purposes  hereof,  "Hazardous Materials"  means "Hazardous
 Material," "Hazardous Substance," "Pollutant or Contaminant," and "Petroleum" and "Natural Gas Liquids," as those terms are defined or used in
 Section 101 of CERCLA, and any other substances regulated because of their effect or potential effect on public health and the environment, including, without limitation, PCBs, lead paint, asbestos, urea formaldehyde, radioactive materials, putrescible materials, and infectious materials.

    11.5      Intentionally Omitted.
              ----------------------

    11.6      Survival.
              ---------

              The terms and conditions of this Disclaimers, Release and Indemnity shall expressly survive the Closing, not merge with the provisions of any closing documents and shall be incorporated into the Deed.

       Purchaser acknowledges and agrees that the disclaimers and other agreements set forth herein are an integral part of this Agreement and that Seller would not have agreed to sell the Property to Purchaser for the Purchase Price without the disclaimers and other agreements set forth above.


                                  ARTICLE 12
                                    LEASE
                                    -----

    12.1      Lease as a Condition Precedent.
              -------------------------------

              Seller  and  Purchaser  agree  that  a  condition  precedent to
 Purchaser's obligations under this Agreement shall be that Seller and Purchaser, on or before the expiration of the Inspection Period, have fully agreed upon the final form of a lease (the "Lease") with Seller, as tenant, and Purchaser, as landlord, whereby Seller shall lease the entire Property, together with all of the Improvements located thereupon. The Lease will be executed by Seller and Purchaser at Closing. Purchaser agrees to furnish Seller with a proposed draft of the Lease by no later than ten (10) days following the Effective Date, and thereafter, the parties shall engage in good faith and diligent negotiations to agree upon the form of such Lease. In the event that Seller fails to deliver at Closing an executed counterpart of the Lease in the form agreed upon, then Purchaser shall be permitted to terminate this Agreement, in which event the Earnest Money, and if applicable, the Additional Earnest Money, shall be delivered to Purchaser, together with any and all interest accrued thereupon. The Lease negotiations shall commence with the use of a form of Lease prepared by Purchaser's counsel, but shall in any and all events contain the following terms:

           a. The term of the Lease shall commence on the Closing Date and shall terminate on the last day of the fifteenth (15th) lease year.

           b. The Lease shall be a so called "triple net" lease, such that the rent to which Purchaser, as landlord, is entitled, shall be absolutely net of all charges and expenses, associated with the Property and any Improvements located thereupon. Accordingly, Seller, as tenant under the Lease, shall pay Minimum Rent and all other costs incurred in connection with the Property, including without limitation, all expenses of any kid or nature incurred in connection with the operation, use, maintenance, repair or replacement of the Property and any Improvements located thereupon (including without limitation, the roof and structure of such Improvements), including without limitation, any costs to comply with any and all laws pertaining to the operation and condition of the Property and any improvements located thereupon.

           c.   The Minimum Rent shall be as follows:

                Lease Year     Monthly Rent   Annual Rent    Annual Rent/SF
                -----------------------------------------------------------
                   1-5         $39,171.92     $470,063.00       $11.00

                   6-10        $43,249.00     $518,988.00       $12.14

                  11-15        $47,750.00     $573,004.00       $13.41

           d. Seller, as tenant, shall have two (2) five (5) year renewal options at 95% of the then current market "triple net" rent. Seller, as tenant, must give notice to renew not later than 180 days prior to the expiration of the then current Lease Term.

           e. Seller, as tenant, shall pay all real estate taxes directly to the taxing authority, and provide Purchaser, as landlord, with evidence of such payment. Seller, as tenant, shall also maintain all insurance coverages required by Purchaser, as landlord, (or Purchaser's lender) including without limitation so-called "special form" coverage in an amount equal to at least the full replacement cost, rent loss/business interruption insurance, commercial general liability insurance with liability limits of at least $5,000,000.00, and worker's compensation insurance, as and to the extent such worker's compensation insurance is required by applicable law.

           f. (1) At such time as Purchaser desires to commence marketing the Property for sale to third parties, Purchaser shall present Seller with a written offer to sell the Property to Seller at the price Purchaser intends to list the Property for sale (the "Listing Price"). Seller shall thereafter have the right, by written notice to Purchaser delivered no later than fifteen (15) days following Seller's receipt of Purchaser's written notification of the Listing Price, to either (i) accept the Listing Price, (ii) reject the Listing Price, and present Purchaser with a counteroffer price (the "Counteroffer Price"), which Counteroffer Price shall contemplate Net Transaction Terms (as such term is hereinafter defined) if the Listing Price presented by Purchaser to Seller contemplates such Net Transaction Terms, or (ii) reject the Listing Price without presenting Purchaser with any counteroffer price. Failure of Seller to respond in writing within the aforesaid fifteen (15) day period shall be deemed to be a rejection by Seller of the Listing Price, without presenting any counteroffer price, and Purchaser shall thereafter be free to market and sell the Property to third parties without any restrictions except for (i)
                Seller's rights under this subparagraph shall apply to subsequent sales by any future owners of the Property, (ii) Seller's Price Protection Right of First Refusal (as hereinafter defined) and (iii) Seller's right to repurchase the Property pursuant to Section 12 (g) of this Agreement. In the event that Seller accepts the Listing Price, or in the event Purchaser accepts the Counteroffer Price, Seller shall be obligated within three (3) business days thereof, to deposit the sum of Fifty Thousand and No/100 Dollars ($50,000.00) as non-refundable, but applicable earnest money, with Republic Title of Texas, Inc., and the closing for such sale by Purchaser to Seller shall occur no later than forty-five (45) days following the date of Purchaser's receipt of
                Seller's written acceptance of the Listing Price or if applicable, Seller's receipt of Purchaser's written acceptance of the Counteroffer Price (the "Closing Period"). During the initial thirty (30) days of the Closing Period, Seller shall have the right to review and approve a current Title Commitment of the Property, legible copies of all documents of record listed in the Title Commitment as exceptions to title of the Property and a current Survey of the Property, it being understood and agreed that (a) such title and survey matters as existed as of the date of Purchaser's closing on the acquisition of the Property from Seller, (b) such title and survey matters as Seller may thereafter have approved in writing, (c) such additional title and survey matters which arise out of Seller's use of the Property and/or construction of the Additional Seller Improvements (as hereinafter defined) and (d) such title and survey matters as Purchaser agrees in writing to cure shall be deemed acceptable to Seller (collectively, the "Permitted Exceptions"). Further, in connection with such sale, the Property shall be conveyed by Purchaser to Seller on an "as is, where is" basis without any representation or warranty whatsoever (other than the limited representation as to title to be contained in the deed), subject only to the Permitted Exceptions. In the event the Listing Price presented by Purchaser to Seller contemplates Net Transaction Terms, and such is the basis upon which Purchaser intends to market the Property for sale to third parties, then Seller's acquisition of the Property shall be pursuant to the Net Transaction Terms (with the term "Net Transaction Terms being defined as purchase price to Purchaser being net of any and all closing costs (including without limitation, brokerage commissions and title insurance fees), all of which shall be the responsibility of Seller (as purchaser), and Seller (as purchaser) shall also be obligated to either assume any then existing mortgage financing on the Property and pay all assumption costs in connection therewith, or pay off any then existing mortgage financing on the Property and pay any prepayment penalties or other similar charges required in connection with extinguishing such mortgage financing. In the event that the Listing Price presented by Purchaser to Seller does not contemplate the Net Transaction Terms, then the closing costs relating to such transaction shall be borne by the parties in the following manner: Seller shall be responsible for any updates to the Survey, any special endorsements to the Owner's Policy of Title Insurance, and for the costs of Seller's own legal fees. Purchaser shall be responsible for the costs of the basic premium for the Owner's Policy of Title Insurance, any costs and fees due and payable to its lender or other parties to remove any monetary liens from the Property and the cost of its own legal fees. All other closing costs shall be borne by the party incurring the same.

                (2) In the event that Seller rejects the Listing Price, and presents Purchaser with a Counteroffer Price which is not accepted by Purchaser, then in the event Purchaser desires, during the one hundred eighty (180) day period following Purchaser's receipt of the Counteroffer Price, to sell the Property to a third party for a purchase price which is less than ninety five percent (95%) of the Counteroffer Price (the "Proposed Subsequent Transaction"), Purchaser shall be obligated to provide Seller with written notice of such Proposed Subsequent Transaction, and Seller shall have a right of first refusal ("Seller's Price Protection Right of First Refusal") to purchase the Property at a price equal to the Counteroffer Price, which Seller's Price Protection Right of First Refusal must be exercised, if at all, by no later than seven (7) business days following Seller's receipt of written notice from Purchaser of the Proposed Subsequent Transaction. Failure of Seller to exercise such Seller's Price Protection Right of First Refusal within seven (7) business days shall be deemed a waiver of such Seller's Price Protection Right of First Refusal. In the event that Seller exercises Seller's Price Protection Right of First Refusal, Seller shall be obligated within three (3) business days thereof, to deposit the sum of Fifty Thousand and No/100 Dollars ($50,000.00) as non-refundable, but applicable earnest money, with Republic Title of Texas, Inc., and the closing for such sale by Purchaser to Seller shall occur no later than forty-five (45) days following the date of Purchaser's receipt of Seller's written exercise thereof (the "Closing Period"). During the initial thirty (30) days of the Closing Period, Seller shall have the right to review and approve a current Title Commitment of the Property, legible copies of all documents of record listed in the Title Commitment as exceptions to title of the Property and a current Survey of the Property it being understood and agreed that (a) such title and survey matters as existed as of the date of Purchaser's closing on the acquisition of the Property from Seller, (b) such title and survey matters as Seller may thereafter have approved in writing, (c) such additional title and survey matters which arise out of
                Seller's use of the Property and/or construction of the Additional Seller Improvements (as hereinafter defined) and
                (d) such title and survey matters as Purchaser agrees in writing to cure shall be deemed acceptable to Seller (collectively, the "Permitted Exceptions"). Further, in connection with such sale, the Property shall be conveyed by Purchaser to Seller on an "as is, where is" basis without any representation or warranty whatsoever (other than the limited representation as to title to be contained in the deed), subject only to the Permitted Exceptions. In the event the Listing Price presented by Purchaser to Seller contemplates Net Transaction Terms, and such is the basis upon which Purchaser intends to market the Property for sale to third parties, then Seller's acquisition of the Property shall be pursuant to the Net Transaction Terms (with the term "Net Transaction Terms being defined as purchase price to Purchaser being net of any and all closing costs (including without limitation, brokerage commissions and title insurance fees), all of which shall be the responsibility of Seller (as purchaser), and Seller (as purchaser) shall also be obligated to either assume any then existing mortgage financing on the Property and pay all assumption costs in connection therewith, or pay off any then existing mortgage financing on the Property and pay any prepayment penalties or other similar charges required in connection with extinguishing such mortgage financing. In the event that the Listing Price presented by Purchaser to Seller does not contemplate the Net Transaction Terms, then the closing costs relating to such transaction shall be borne by the parties in the following manner: Seller shall be responsible for any updates to the Survey, any special endorsements to the Owner's Policy of Title Insurance, and for the costs of Seller's own legal fees. Purchaser shall be responsible for the costs of the basic premium for the Owner's Policy of Title Insurance, any costs and fees due and payable to its lender or other parties to remove any monetary liens from the Property and the cost of its own legal fees. All other closing costs shall be borne by the party incurring the same.

                In the event Purchaser does not sell the Property within  one
                (1) year following Purchaser's receipt of the Counteroffer Price, Purchaser shall be required to follow the procedure outlined in Section 12 (f) (1) above in the event Purchaser desires to attempt to sell the Property again.

           g. Seller shall have the option to repurchase the Property at the end of the fifth (5th) Lease Year at a purchase price equal to the greater of (i) 105% of the fair market value of the Property to be established pursuant to MAI appraisals (which shall take into consideration that the Property is leased to a credit tenant, and which shall take into consideration the purchase of the Property as part of a like kind exchange, on the part of the buyer, pursuant to Section 1031 of the Internal Revenue Code) or (ii) $5,800,000.00. The appraisal process shall provide for each of Seller and Purchaser obtaining separate appraisals, and then presenting such separate appraisals to a third independent appraiser mutually selected by Purchaser and Seller, who shall appraise the Property and then select the appraisal of Purchaser or Seller which is closest to such third appraiser's appraisal. In the event Seller has elected to construct additional improvements to the Property at its own cost pursuant to its rights to do so under the Lease (the "Additional Seller Improvements"), the appraisers shall be instructed to exclude the value attributable to the Additional Seller Improvements from the scope of the appraisal, such that the appraised value does not attribute any value to the Additional Seller Improvements. In order for Seller to exercise its repurchase option under this subparagraph, Seller shall be obligated to deliver written notice of such exercise by no later than 120 days (but no earlier than 240 days) prior to the expiration of the fifth (5th) Lease Year, and Seller shall be obligated within three (3) business days thereof, to deposit the sum of Fifty Thousand and No/100 Dollars ($50,000.00) as non-refundable, but applicable earnest money, with Republic Title of Texas, Inc. The closing for such repurchase shall occur prior to the earlier to occur of (i) forty-five (45) days after the date the purchase price has been determined as set forth in this Section 12 (g) or (ii) the date upon which the expiration of the fifth (5th) Lease Year shall occur (the "Closing Period"). During the initial thirty (30) days of the Closing Period, Seller shall have the right to review and approve a current Title Commitment of the Property, legible copies of all documents of record listed in the Title Commitment as exceptions to title of the Property and a current Survey of the Property, it being understood and agreed that (a) such title and survey matters as existed as of the date of Purchaser's closing on the acquisition of the Property from Seller, (b) such title and survey matters as Seller may thereafter have approved in writing, (c) such additional title and survey matters which arise out of
                Seller's use of the Property and/or construction of the Additional Seller Improvements (as hereinafter defined) and
                (d) such title and survey matters as Purchaser agrees in writing to cure shall be deemed acceptable to Seller (collectively, the "Permitted Exceptions"). Further, in connection with such repurchase, the Property shall be conveyed by Purchaser to Seller on an as is, where is basis without any representation or warranty whatsoever (other than the limited representation as to title to be contained in the deed), but subject only to the Permitted Exceptions and the purchase price to Purchaser shall be net of any and all closing costs (including without limitation, brokerage commissions and title insurance fees), all of which shall be the responsibility of Seller, and Seller shall also be obligated to either assume any then existing mortgage financing on the Property and pay all assumption costs in connection therewith, or pay off any then existing mortgage financing on the Property and pay any prepayment penalties or other similar charges required in connection with extinguishing such mortgage financing.

           h. In the event Seller is required to assume Purchaser's existing mortgage financing on the Property pursuant to
                Section 12 (f) or Section 12 (g) above, Seller shall be obligated to pay in cash at closing the amount of the purchase price less the outstanding principal amount of Purchaser's existing mortgage financing that Seller is assuming.

           i. Seller shall have the right to expand the Improvements located on the Real Property; provided, however, that (x) any such expansion shall be at Seller's sole cost and expense, and (y) Seller shall not permit a lien of any kind, whether deed of trust, mortgage, mechanic's, materialmen's, or otherwise, to attach to the Property in connection with such expansion.

           j. The effectiveness of the Lease shall be expressly conditioned upon Purchaser's Closing on the acquisition of fee simple title to the Property.

           Seller and Purchaser agree that in the event of any conflicts between the fully executed and delivered Lease and this Agreement, the fully executed and delivered Lease shall control.


                                  ARTICLE 13
                                MISCELLANEOUS
                                -------------

    13.1      Parties Bound; Assignment.
              --------------------------

              This Agreement, and the terms, covenants, and conditions herein contained, shall inure to the benefit of and be binding upon the heirs, personal representatives, successors, and assigns of each of the parties hereto. Purchaser may assign its rights under this Agreement upon the following conditions: (a) all of the Earnest Money must have been delivered in accordance herewith, (b) the assignee of Purchaser shall assume all obligations of Purchaser hereunder, but Purchaser shall remain primarily liable for the performance of Purchaser's obligations, and (c) a copy of the fully executed written assignment and assumption agreement shall be delivered to Seller prior to Closing.


    13.2      Headings.
              ---------

              The  article,  section,  subsection,  paragraph   and/or  other
 headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

    13.3      Invalidity and Waiver.
              ----------------------

              If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and, to the greatest extent legally possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by either party to enforce against the other any term or provision of this Agreement shall not be deemed to be a waiver of such party's right to enforce against the other party the same or any other such term or provision in the future.

    13.4      Governing Law.
              --------------

              This Agreement shall, in all respects, be governed, construed, applied, and enforced in accordance with the law of the state in which the Real Property is located.

    13.5      Survival.
              ---------

          The provisions of this Agreement that contemplate performance after the Closing and the obligations of the parties not fully performed at the Closing (other than any unfulfilled closing conditions which have been waived or deemed waived by the other party) shall survive the Closing and shall not be deemed to be merged into or waived by the instruments of Closing.

    13.6      Entirety and Amendments.
              ------------------------

              This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Property. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought. All Exhibits hereto are incorporated herein by this reference for all purposes.

    13.7      Time.
              -----

              Time is of the essence in the performance of this Agreement.

    13.8      Confidentiality.
              ----------------

              Purchaser  shall  make  no  public  announcement  or disclosure of any information related to this Agreement to outside brokers or third parties, before or after the Closing, without the prior written specific consent of Seller; provided, however, that Purchaser may, subject to the provisions of Section Proprietary Information; Confidentiality, make disclosure of this Agreement to potential investors and other parties as necessary to perform its obligations hereunder and as may be required under laws or regulations applicable to Purchaser (including disclosures required by federal and state securities laws in connection with Purchaser's private placement efforts). Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, any and all obligations of confidentiality contained herein and therein (the "Confidentiality Obligations"), as they relate to the transactions and events contemplated by this Agreement (collectively, the "Transaction"), shall not apply to the "structure or tax aspects" (as that phrase is used in Section 1.6011-4(b)(3) [or any successor provision] of the Treasury Regulations [the "Confidentiality Regulation"]
 promulgated under Section 6011 of the Internal Revenue Code of 1986, as amended) of the Transaction; provided, however, that the Confidentiality Obligations nevertheless shall apply at a given time to any and all items of information not required to be freely disclosable at such time in order for the Transaction not to be treated as "offered under conditions of confidentiality" within the meaning of the Confidentiality Regulation. Further, notwithstanding anything to the contrary contained herein, to the extent that Seller and Purchaser have executed a Mutual Nondisclosure Agreement, Purchaser shall be permitted to make such disclosures of information relating to this Agreement as may be permitted by such Mutual Nondisclosure Agreement.

    13.9      No Electronic Transactions.
              ---------------------------

              The parties hereby acknowledge and agree this Agreement shall not be executed, entered into, altered, amended or modified by electronic means. Without limiting the generality of the foregoing, the parties hereby agree the transactions contemplated by this Agreement shall not be conducted by electronic means, except as specifically set forth in the "Notices" section of this Agreement.

    13.10     Notices.
              --------

              All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth in Section
 1.3. Any such notices shall, unless otherwise provided herein, be given or served (a) by depositing the same in the United States mail, postage paid, certified and addressed to the party to be notified, with return receipt requested, (b) by overnight delivery using a nationally recognized overnight courier, (c) by personal delivery, (d) by facsimile transmission during normal business hours with a confirmation copy delivered by another method permitted under this Section 13.10, or (e) by electronic mail addressed to the electronic mail address set forth in Section 1.3 for the party to be notified with a confirmation copy delivered by another method permitted under this Section 13.10. Notice given in accordance herewith for all permitted forms of notice other than by electronic mail, shall be effective upon the earlier to occur of actual delivery to the address of the addressee or refusal of receipt by the addressee (even if such addressee refuses delivery thereof). Notice given by electronic mail in accordance herewith shall be effective upon the entrance of such electronic mail into the information processing system designated by the recipient's electronic mail address. Except for facsimile and electronic mail notices as described above, no notice hereunder shall be effective if sent or delivered by electronic means. In no event shall this Agreement be altered, amended or modified by electronic mail or electronic record. A party's address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice. Notices given by counsel to the Purchaser shall be deemed given by Purchaser and notices given by counsel to the Seller shall be deemed given by Seller.

    13.11     Construction.
              -------------

              The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and agree that the normal rule of construction - to the effect that any ambiguities are to be resolved against the drafting party - shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.


    13.12     Calculation of Time Periods; Business Day.
              ------------------------------------------

              Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is not a Business Day, in which event the period shall run until the end of the next day which is a Business Day. The last day of any period of time described herein shall be deemed to end at 5:00 p.m. local time in the state in which the Real Property is located. As used herein, the term "Business Day" means any day that is not a Saturday, Sunday or legal holiday for national banks in the city in which the Real Property is located.

    13.13     Execution in Counterparts.
              --------------------------

              This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution of this Agreement, the parties may execute and exchange by telephone facsimile counterparts of the signature pages, provided that executed originals thereof are forwarded to the other party on the same day by any of the delivery methods set forth in Section 13.10 other than facsimile.

    13.14     No Recordation.
              ---------------

              Without the prior written consent of Seller, there shall be no recordation of either this Agreement or any memorandum hereof, or any affidavit pertaining hereto, and any such recordation of this Agreement or memorandum or affidavit by Purchaser without the prior written consent of Seller shall constitute a default hereunder by Purchaser, whereupon Seller shall have the remedies set forth in Section Seller's Remedies hereof. In addition to any such remedies, Purchaser shall be obligated to execute an instrument in recordable form releasing this Agreement or memorandum or affidavit, and Purchaser's obligations pursuant to this Section No Recordation shall survive any termination of this Agreement as a surviving obligation.

    13.15     Further Assurances.
              -------------------

              In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by either party at Closing, each party agrees to perform, execute and deliver, but without any obligation to incur any additional liability or expense, on or after the Closing any further deliveries and assurances as may be reasonably necessary to consummate the transactions contemplated hereby or to further perfect the conveyance, transfer and assignment of the Property to Purchaser.

    13.16     No Third Party Beneficiary.
              ---------------------------

              The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

    13.17     Reporting Person.
              -----------------

              Purchaser  and Seller  hereby designate  the  Title Company  as
 the "reporting person" pursuant  to   the  provisions  of Section 6045(e) of
 the Internal Revenue Code of 1986, as amended.

    13.18     Intentionally Omitted.
              ----------------------


                   [SIGNATURE PAGES AND EXHIBITS TO FOLLOW]

                SIGNATURE PAGE TO PURCHASE AND SALE AGREEMENT
                                BY AND BETWEEN
                        CARRINGTON LABORATORIES, INC.,
                                     AND
                       RAINIER CAPITAL MANAGEMENT, L.P.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written below.

                                     SELLER:

                                     CARRINGTON LABORATORIES, INC.,
                                     a Texas corporation

                                     By:
                                         ------------------------------
                                     Carlton E. Turner, President & CEO

   Date executed by Seller

   _______________________


                                     PURCHASER:

                                     RAINIER CAPITAL  MANAGEMENT, L.P.,
                                     a Texas limited partnership

                                     By: Rainier Capital Management I, LLC,
                                         a Texas limited liability company,
   Date executed by Purchaser            its General Partner
   __________________________
                                     By:
                                         ------------------------------
                                         J. Kenneth Dunn, President

 JOINDER BY ESCROW AGENT
 -----------------------

 Escrow Agent has executed this Agreement in order to confirm that Escrow Agent has received and shall hold the Earnest Money required to be deposited under this Agreement and the interest earned thereto, in escrow, and shall disburse the Earnest Money, and the interest earned thereon, pursuant to the provisions of this Agreement.

                                    REPUBLIC TITLE OF TEXAS, INC.



 Date executed by Escrow Agent      By:
                                       ----------------------------------
                                    Name:
                                         --------------------------------
 ____________________               Title:
                                           ------------------------------

 LIST OF EXHIBITS
 ----------------

 A    -    Legal Description of Land

 B    -    Special Warranty Deed

 C    -    Intentionally Omitted

 D    -    FIRPTA Certificate

 E    -    Intentionally Omitted

 F    -    Intentionally Omitted

 G    -    Intentionally Omitted

 H    -    Intentionally Omitted

 I    -    Intentionally Omitted

 J    -    Intentionally Omitted

                                   EXHIBIT A
                                   ---------

                           LEGAL DESCRIPTION OF LAND
                           -------------------------

 Being Lot 5 of the LAS COLINAS WANUT HILL DISTRIBUTION CENTER, SIXTH INSTALLMENT, an addition to the City of Irving, Dallas County, Texas, according to the Map or Plat thereof recorded in Volume 80188, Page1806, of the Deed Records of Dallas County, Texas.

                                   EXHIBIT B
                                   ---------

                             SPECIAL WARRANTY DEED
                             ---------------------

 THE STATE OF TEXAS  S
                     S                        KNOW ALL MEN BY THESE PRESENTS:
 COUNTY OF DALLAS    S

      CARRINGTON LABORATORIES, INC., a Texas corporation ("Grantor"), for and in consideration of the sum of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has GRANTED, BARGAINED, SOLD, and CONVEYED and by these presents does GRANT, BARGAIN, SELL, and CONVEY unto RAINIER CAPITAL MANAGEMENT, L.P., a Texas limited partnership ("Grantee") the tract or parcel of land in Dallas County, Texas, described in Exhibit A, together with all improvements located thereon and all rights, titles, and interests appurtenant thereto including, without limitation, Grantor's interest, if any, in any and all adjacent streets, alleys, rights of way and any adjacent strips and gores (such land and interests are hereinafter collectively referred to as the "Property").

      This Special Warranty Deed and the conveyance hereinabove set forth is executed by Grantor and accepted by Grantee subject to all matters described in Exhibit B hereto and incorporated herein by this reference, to the extent the same are validly existing and applicable to the Property as of the date hereof (hereinafter referred to collectively as the "Permitted Exceptions").

      Grantee acknowledges that Grantee has independently and personally inspected the Property. Except for the special warranty of title contained herein, and except as otherwise provided in that certain Purchase and Sale Agreement dated ____________, 2005 by and between Grantor and Grantee, the Property is hereby conveyed to and accepted by Grantee in its present condition, "AS IS, WITH ALL FAULTS, AND WITHOUT ANY WARRANTY WHATSOEVER, EXPRESS OR IMPLIED."

      TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereunto in anywise belonging, unto Grantee, its successors and assigns forever, and Grantor does hereby bind itself, its successors and assigns, to WARRANT AND FOREVER DEFEND all and singular the title to the Property unto the said Grantee, its successors and assigns against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through, or under Grantor but not otherwise, subject to the Permitted Exceptions.

      Grantee's address is: 13760 Noel Road, Suite 800, Dallas, Texas 75240.

      EXECUTED as of _____________________, 2005.

                               GRANTOR:
                               --------

                               CARRINGTON LABORATORIES, INC., a Texas
                               corporation

                               By: __________________________________________
                                    Carlton E. Turner, President and CEO
 THE STATE OF TEXAS       S
                          S
 COUNTY  OF  DALLAS       S

      This instrument was acknowledged before me on ______________, 2005, by Carlton E. Turner, as President and CEO of CARRINGTON LABORATORIES, INC., a Texas corporation, on behalf of said corporation.

                               ----------------------------------------------
                               Notary Public, State of Texas

                                   EXHIBIT C
                                   ---------

                              INTENTIONALLY OMITTED
                              ---------------------

                                   EXHIBIT D
                                   ---------

                              FIRPTA CERTIFICATE
                              ------------------

      Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform RAINIER CAPITAL MANAGEMENT, L.P., a Texas limited partnership ("Transferee") that withholding of tax is not required upon the disposition of a U.S. real property interest by CARRINGTON LABORATORIES, INC., a Texas corporation ("Transferor") (U.S. employer identification number 75-1435663), the undersigned, in his capacity as President and CEO of Transferor, but not individually, hereby certifies to Transferee the following on behalf of Transferor:

      1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

      2.   Transferor  is   not   a   disregarded  entity   as   defined   in
 Section 1.1445-2(b)(2)(iii);

      3.   Transferor's U.S.  employer identification  number is  75-1435663;
 and

      4. Transferor's office address is 2001 Walnut Hill Lane, Irving, Texas 75038.

      Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

      Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

      Dated as of _____________, 2005.

                                    CARRINGTON LABORATORIES, INC., a Texas
                                    corporation

                                    By: _____________________________________
                                        Carlton E. Turner, President and CEO

 THE STATE OF TEXAS       S
                          S
 COUNTY  OF  DALLAS       S

      This instrument was acknowledged before me on ______________, 2005, by Carlton E. Turner, as President and CEO of CARRINGTON LABORATORIES, INC., a Texas corporation, on behalf of said corporation.


                               ----------------------------------------------
                               Notary Public, State of Texas

                                   EXHIBIT E
                                   ---------

                              INTENTIONALLY OMITTED
                              ---------------------

                                   EXHIBIT F
                                   ---------

                              INTENTIONALLY OMITTED
                              ---------------------

                                   EXHIBIT G
                                   ---------

                              INTENTIONALLY OMITTED
                              ---------------------

                                   EXHIBIT H
                                   ---------

                              INTENTIONALLY OMITTED
                              ---------------------

                                   EXHIBIT I
                                   ---------

                              INTENTIONALLY OMITTED
                              ---------------------

                                   EXHIBIT J
                                   ---------

                              INTENTIONALLY OMITTED
                              ---------------------